UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures set forth in Item 2.03 are incorporated by into this Item 1.01 by reference.

ITEM 2.03

CREATION  OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 18, 2019, Parallax Health Sciences, Inc., a Nevada corporation (the “Company”), issued a 12% fixed convertible promissory note (the “Note”) in the maximum aggregate principal sum of $260,000, with a maximum aggregate of $250,000 in proceeds disbursed to the Company after an original issue discount (“OID”) of $10,000.  The Note matures six months from the effective date each payment of disbursed proceeds is made (“Maturity Date”), and contains a repayment provision for the holder of the Note the right, at its option, to convert the principal sum and any accrued interest, in whole or part, into shares of the Company’s common stock at any time on or before the Maturity Date at a conversion price of  $0.10 per share.

In addition, the holder of the Note was issued Warrants to purchase 1,300,000 shares of the Company’s common stock at an initial exercise price of $0.20 per share for a period of five (5) years.

A form of the Note and the Warrant are attached to this Current Report as Exhibits 4.1, and 10.1, respectively, and incorporated herein by reference. The disclosure set forth in this Section 2.03 is intended to be a summary only and is qualified in its entirety by reference to the exhibits.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 2.03 are incorporated by into this Item 3.02 by reference. The issuance of the Notes and Warrants were made in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the investor and there was no public offering.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
4.1	12% Fixed Convertible Promissory Note dated March 18, 2019	Filed herewith
10.1	Warrant dated March 18, 2019	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: March 22, 2019	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer